UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Kinder Morgan Canada Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kinder Morgan — Pembina Transaction

Q&A #1 for Kinder Morgan Employees in Canada

September 10, 2019

Compensation and Benefits

1.              How will 2020 annual base salary adjustments be handled?

•                  If closing occurs after February 1, 2020, annual base salary adjustments will be made by Kinder Morgan.

2.              Who will recommend our 2019 bonus?

•                  Bonuses for 2019 will be determined and paid to eligible employees in accordance with the terms and conditions of Kinder Morgan’s bonus programs, even if closing occurs before bonuses are paid.  Typically, Kinder Morgan pays bonuses in late January (US) and in late February (Canada).  If closing occurs before bonuses are paid, Kinder Morgan and Pembina would coordinate on the processing of bonus payments. More information will be provided during this transition to ensure that you are informed.

3.              Will my prior service with KML/KMI count for benefits, vacation and service awards?

•                  Yes, your years of service will be recognized for the purposes of calculating benefits, vacation and service awards.

4.              Will annual benefits enrollment still take place?

•                  Elections for the allocation of the 4% company-provided contribution between HSA and Savings for 2020 will be November 4th — November 22nd.  You can also change your 2020 allocation between RRSP, TFSA, and NRSP during this time.  If you don’t make an election, your current elections will continue for 2020.

5.              Will jobs be filled between now and close?  Will promotions take place?

•                  Kinder Morgan will be conducting business as usual until the closing of the transaction.  As such promotions and filling of jobs will be made as appropriate.

6.              Will equity grants vest in connection with the closing?

•                  A transaction closing will result in vesting of your outstanding KML RSU awards.  Vested awards will be settled (net of tax withholding) in KML shares, which will immediately be exchanged for Pembina shares at the agreed rate of .3068 Pembina shares for each KML share.

7.              If employees are participating in the KMI Stock Purchase Plan (ESPP) and buying company stock through payroll deduction, will that continue?

•                  Payroll deductions will continue until a date that occurs shortly before the closing.  The date will be communicated to you in a separate mailing prior to the closing if you are a participant in the ESPP.  If you wish to discontinue payroll deductions before that date, you may do so at any time by accessing your account online or calling Computershare.

Human Resources Policies and Procedures

1.              Does Pembina have Earned Days Off in Canada?

•                  In Canada, all non-shift, non-overtime eligible Pembina employees receive 12 earned days off per year in exchange for an 8.5-hour workday.

2.              Is the timing of annual performance appraisals changing?

•                  Kinder Morgan is planning to complete the performance management process on our normal schedule to be completed in advance of the annual bonus cycle.

Employment Offers

1.              When will I know if I have a job with Pembina?

•                  While we don’t yet have the answers, we’re moving deliberately to remove uncertainty and will share answers as soon as we have more information.  The transition and integration planning teams are already formed and the transition planning process has started in earnest.  The teams are working with leaders to understand the functions.

Pembina’s Operations

1.              How will each group report within Pembina’s structure?

•                  Subject to ongoing integration planning review, we understand that Pembina’s anticipated reporting structure would be as follows after closing:

Kinder Morgan Group	Pembina Business Unit
Edmonton Area Terminals	Oilsands and Heavy Oil
Vancouver Wharves	NGL Services
Cochin Pipeline	Transmission Pipeline
Jet Fuel Pipeline	Transmission Pipeline

2.              Alliance Pipeline (50/50 ownership between Pembina and Enbridge) runs parallel to most of Cochin.  How will that impact the operation of Cochin and the Kinder Morgan employees who operate Cochin?

•                  Alliance is a natural gas pipeline owned 50/50 by Pembina and Enbridge.  Enbridge is responsible for the operations of the Alliance pipeline.  Cochin is a condensate pipeline.  Pembina has confirmed that the operation of Alliance should not affect the operation of Cochin or the employees who operate Cochin.

Other

1.              Will Kinder Morgan proceed with the build out of the new control center and office in Edmonton?

•                  Kinder Morgan has decided to suspend construction while the transaction is pending and is extending the transition service agreements with Trans Mountain for control center support.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction anticipates that the offer and sale of Pembina shares will be exempt from registration under the Securities Act of 1933, as amended (the Securities Act), pursuant to Section 3(a)(10) of the Securities Act. Consequently, such shares will not be registered under the Securities Act or any state securities laws.

In connection with the proposed transaction, KML will file a proxy statement, as well as other materials. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by KML with the SEC at http://www.sec.gov, the SEC’s website, or from KML’s website (www.kindermorgancanadalimited.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

KML, KMI and Pembina, and their respective directors and certain of their executive officers, may be deemed, under SEC rules, to be participants in the solicitation of proxies from the KML shareholders with respect to the proposed transaction. Information regarding KML’s officers and directors is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 18, 2019. Information regarding KMI’s officers and directors is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 29, 2019 Information regarding Pembina’s officers and directors is included in the Management Information Circular for its 2019 annual meeting of common shareholders filed with the SEC as Exhibit 99.1 to Form 6-K on March 29, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.